THIRTHEEN AMENDMENT TO THE PURCHASE PROMISE AND COMMERCIAL

SALE AGREEMENT AND OTHER COVENANTS, entered into by:

PETROBRAS DISTRIBUIDORA S.A., headquartered at Rua Correia Vasques, 250 - 6th floor, in the city of Rio de Janeiro, enrolled with CNPJ under No. 34.274.233/0001-02, herein represented pursuant to its Bylaws, hereinafter referred to as "BR ", and on the other hand:

GOL LINHAS AEREAS S.A. (current corporate name of VRG Linhas Aéreas S.A.), a corporation legally incorporated in the country, headquartered at Praça Senador Salgado Filho, s/n°, Santos Dumont Airport, Terreo, Area Publica, between axes 46-48/OP, Management Room - Back Office, Zip Code: 20021-340, city and State of Rio de Janeiro, enrolled with CNPJ/MF under No. 07.575.651/0001-59 and branch at Praça Comandante Lineu Gomes, s/n, Gate 3, Airport, Zip Code 04626-020, city and state of São Paulo, enrolled with CNPJ/MF under No. 07.575.651/0004-00, herein represented by its officers duly elected at the Shareholders’ Meeting, hereinafter referred to as "PROMISEE- BUYER" and/or "GOL", agreed to enter into this Amendment, which shall be governed in accordance with the following clauses and conditions:

Whereas:

(i)  BR and PROMISEE-BUYER, on July 28, 2015, entered into a Purchase Promise and Commercial Sale Agreement and Other Covenants (the "Agreement") for the supply of aviation fuel - JET A-1, during the period of thirty-six (36) months, to be in force retroactively from January 1, 2015 to January 1, 2019;

(ii)  The Parties executed the 1st Amendment to the Agreement between them on January 15, 2016 to: (i) amend Clause 1.1 of the Agreement; (ii) fully exclude Clauses 1.1.1 and 1.1.2; (iii) amend Clause 1.3 of the Agreement; (iv) include Clauses 1.5 1 1.6; (v) amend clause 2.3.7 of the Agreement; (vi) fully exclude Clauses 2.1.1 and 2.3.2 and thus renumber Clauses 2.3.3 to 2.3.7 of the Agreement; (vii) change the payment term to ten days plus 20 days (average term of 25 days), thus amending Clause 4.1; and (viii) exclude Clause 8.1.1 and amend Clause 8.1.2;

(iii)   The Parties executed the 2nd Amendment to the Agreement on April 20, 2016, whereby they amended Clause 1.1 and changed the period of the average sale price of the US dollar for the purpose of translating the price of a liter of fuel into Brazilian reais, thus amending Clause 3.2.2 of the Agreement;

(iv)   The Parties executed the 3rd Amendment to the Agreement on August 29, 2016 to change the values of "Differential" and "BR Percentage" included in the table of Annex I for Brasília base (BSB);

(v)   The Parties executed the 4th Amendment to the Agreement on October 6, 2016 to establish the conditions for parameterization of tax benefits in some Brazilian States that grant the reduction of the calculation base/tax rate on internal QAV outflows, carried out by distribution companies of fuels intended for consumption

This document was electronically signed by Raphael Benirschke Terra and Rodrigo Mota Guimaraes. To verify the signatures, go to https://brdistribuidora.portaldeassinaturas.com.br:443 and use the code 76DE-53C2-2CD5-6799 of a cargo or passenger air transport company. For this purpose, items 9.2 to 9.6 were included in clause Nine;

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(vii)  The Parties executed the 6th Amendment to the Agreement on June 6, 2019 to establish new provisions related to Annex II - SLA-BR, inserted as a result of the 5th Amendment;

(viii)   The Parties executed the 7th Amendment to the Agreement on June 12, 2019 to include new bases in Annex I- SINOP (OPS) and Vitória da Conquista (VDC);

(ix)  The Parties executed the 8th Amendment to the Agreement on June 18, 2019 to include in Annex I Araçatuba (ARU) e Dourados (DOU) bases;

(x)  The Parties executed the 9th Amendment to the Agreement on May 4, 2020 to extend the agreement up to January 1, 2023 and amend Clause Four, regarding the method and term of payment;

(xi)  The Parties executed the 10th Amendment to the Agreement on September 4, 2020 to amend Clause Four;

(xii)   The Parties executed the 11th Amendment to the Agreement on November 30, 2020 to amend Clause Four;

(xiii)   On May 4, 2020, the Parties entered into the Private Debt Admission Instrument ("Debt Admission"), in which the PROMISEE BUYER undertook to settle, under the agreed terms and conditions, the debt it has with BR and on the date hereof executed the Third Amendment ("Third Amendment") to said instrument;

(xiv)   The Parties executed the 12th Amendment to the Agreement on March 3, 2021 to amend Clauses Four and One;

NOW THEREFORE, the Parties agree, by mutual agreement, to enter into this 13th Amendment to the Agreement, which shall be governed by the following clauses and conditions:

CLAUSE ONE: THE PURPOSE

1.1.	The Parties resolve to include the base of Bonito/MS, to which BR starts to distribute Aviation Fuel as set forth in the Agreement.

1.1.1.	Due to the inclusion of the new base, the following information shall be added to the table in Annex I:

This document was electronically signed by Raphael Benirschke Terra and Rodrigo Mota Guimaraes. To verify the signatures, go to https://brdistribuidora.portaldeassinaturas.com.br:443 and use the code 76DE-53C2-2CD5-6799

Base (IATA)	Monthly Volume (L)	Annual Volume (L)	BR Percentage (%)	Fixed differential R$/liter
BYO	40,408	484.896	100%	[****]

CLAUSE TWO- FINAL PROVISIONS

2.1.  The Parties agree that this amendment represents the free expression of will of the parties, prevailing over any negotiations, written or oral, previously held between the Parties, regarding the purpose of the agreement hereby amended.

2.2.    The Contracting Parties expressly ratify all the clauses and conditions of the Agreement hereby amended, which have not been amended by this instrument.

2.3.   The Parties accept as valid the formalization and signature of this instrument by electronic means, including all signature pages and any annexes, and also declare that it represents the entirety of the terms agreed between them, replacing any other previous formalized agreements with any other means, verbal or written, physical or digital, pursuant to the terms of art. 107, 219 and 220 of the Civil Code.

2.3.1.    Pursuant to art. 10, Paragraph 2, of Provisional Measure No. 2.200-2, the Parties expressly agree to use and recognize as valid any form of proof of consent to the terms of this agreement in electronic format, even if not using a digital certificate issued in the ICP-Brasil standard, including digital signatures in CERTSIGN signing platforms or any other similar platforms in the market. The formalization of this instrument as previously agreed upon shall be sufficient for the legal validity and full binding of the Parties to its entire content.

Rio de Janeiro, December 03, 2021.

PETROBRAS DISTRIBUIDORA S.A.

Name:

Position:

GOL LINHAS AÉREAS

Name:

Position:

This document was electronically signed by Raphael Benirschke Terra and Rodrigo Mota Guimaraes. To verify the signatures, go to https://brdistribuidora.portaldeassinaturas.com.br:443 and use the code 76DE-53C2-2CD5-6799.

FOURTEEN AMENDMENT TO THE PURCHASE PROMISE AND

COMMERCIAL SALE AGREEMENT AND OTHER COVENANTS, entered into by:

Vibra Energia S.A., headquartered at Rua Correia Vasques, 250 - 6th floor, in the city of Rio de Janeiro, enrolled with CNPJ under No. 34.274.233/0001-02, herein represented pursuant to its Bylaws, hereinafter referred to as "VIBRA ", and on the other hand:

GOL LINHAS AEREAS S.A. (currently corporate name of VRG Linhas Aéreas S.A.), a corporation legally incorporated in the country, headquartered at Praça Senador Salgado Filho, s/n°, Santos Dumont Airport, Terreo, Area Publica, between axes 46-48/OP, Management Room - Back Office, Zip Code: 20021-340, city and State of Rio de Janeiro, enrolled with CNPJ/MF under No. 07.575.651/0001-59 and branch at Praça Comandante Lineu Gomes, s/n, Gate 3, Airport, Zip Code 04626-020, city and state of São Paulo, enrolled with CNPJ/MF under No. 07.575.651/0004-00, herein represented by its officers duly elected at the Shareholders’ Meeting, hereinafter referred to as "PROMISEE- BUYER" and/or "GOL", agreed to enter into this Amendment, which shall be governed in accordance with the following clauses and conditions:

Whereas:

(i)   VIBRA and PROMISEE-BUYER, on July 28, 2015, entered into a Purchase Promise and Commercial Sale Agreement and Other Covenants (the "Agreement") for the supply of aviation fuel - JET A-1, during the period of thirty-six (36) months, to be in force retroactively from January 1, 2015 to January 1, 2019;

(ii)  The Parties executed the 1st Amendment to the Agreement between them on January 15, 2016 to: (i) amend Clause 1.1 of the Agreement; (ii) fully exclude Clauses 1.1.1 and 1.1.2; (iii) amend Clause 1.3 of the Agreement; (iv) include Clauses 1.5 1 1.6; (v) amend clause 2.3.7 of the Agreement; (vi) fully exclude Clauses 2.1.1 and 2.3.2 and thus renumber Clauses 2.3.3 to 2.3.7 of the Agreement; (vii) change the payment term to ten days plus 20 days (average term of 25 days), thus amending Clause 4.1; and (viii) exclude Clause 8.1.1 and amend Clause 8.1.2;

(iii)   The Parties executed the 2nd Amendment to the Agreement on April 20, 2016, whereby they amended Clause 1.1 and changed the period of the average sale price of the US dollar for the purpose of translating the price of a liter of fuel into Brazilian reais, thus amending Clause 3.2.2 of the Agreement;

(iv)   The Parties executed the 3rd Amendment to the Agreement on August 29, 2016 to change the values of "Differential" and "BR Percentage" included in the table of Annex I for Brasília base (BSB);

(v)   The Parties executed the 4th Amendment to the Agreement on October 6, 2016 to establish the conditions for parameterization of tax benefits in some Brazilian States that grant the reduction of the calculation base/tax rate on internal QAV outflows, carried out by distribution companies of fuels intended for consumption of a cargo or passenger air transport company. For this purpose, items 9.2 to 9.6 were included in clause 9;

This document was electronically signed by Raphael Benirschke Terra, Rodrigo Mota Guimaraes and Gabriel Varanda Ramos dos Santos.

To verify the signatures, go to https://brdistribuidora.portaldeassinaturas.com.br:443 and use the code DC2B-B51F-8DCF-73CF.

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(vii)  The Parties executed the 6th Amendment to the Agreement on June 6, 2019 to establish new provisions related to Annex II - SLA-BR, inserted as a result of the 5th Amendment;

(viii)   The Parties executed the 7th Amendment to the Agreement on June 12, 2019 to include new bases in Annex I- SINOP (OPS) and Vitória da Conquista (VDC);

(ix)  The Parties executed the 8th Amendment to the Agreement on June 18, 2019 to include in Annex I Araçatuba (ARU) e Dourados (DOU) bases;

(x)  The Parties executed the 9th Amendment to the Agreement on May 4, 2020 to extend the agreement up to January 1, 2023 and amend Clause Four, regarding the method and term of payment;

(xi)  The Parties executed the 10th Amendment to the Agreement on September 4, 2020 to amend Clause Four;

(xii)   The Parties executed the 11th Amendment to the Agreement on November 30, 2020 to amend Clause Four;

(xiii)   On May 4, 2020, the Parties entered into the Private Debt Admission Instrument ("Debt Admission"), in which the PROMISEE BUYER undertook to settle, under the agreed terms and conditions, the debt it has with BR and on the date hereof executed the Third Amendment ("Third Amendment") to said instrument;

(xiv)   The Parties executed the 12th Amendment to the Agreement on March 3, 2021 to amend Clauses Four and One;

(xv)  Petrobras Distribuidora S.A. changed its corporate name to Vibra Energia S.A., remaining the same company with no change in other registration and identification data;

(xvi)   The Parties executed the 13th Amendment to the Agreement on December 03, 2021 to include new bases in Annex I- BONITO (BYO);

This document was electronically signed by Raphael Benirschke Terra, Rodrigo Mota Guimaraes and Gabriel Varanda Ramos dos Santos.

To verify the signatures, go to https://brdistribuidora.portaldeassinaturas.com.br:443 and use the code DC2B-B51F-8DCF-73CF.

NOW THEREFORE, the Parties agree, by mutual agreement, to enter into this 14th Amendment to the Agreement, which shall be governed by the following clauses and conditions:

CLAUSE 1: PURPOSE

1.1.	The Parties resolve to include the base of Pelotas/RS, to which VIBRA starts to distribute Aviation Fuel as set forth in the Agreement.

1.1.1.	Due to the inclusion of the new base, the following information shall be added to the table in Annex I:

Base (IATA)	Monthly Volume (L)	Annual Volume (L)	BR Percentage (%)	Fixed differential R$/liter
PET	N/A	N/A	100%	[****]

CLAUSE TWO - FINAL PROVISIONS

2.1.  The Parties agree that this amendment represents the free expression of will of the parties, prevailing over any negotiations, written or oral, previously held between the Parties, regarding the purpose of the agreement hereby amended.

2.2.    The Contracting Parties expressly ratify all the clauses and conditions of the Agreement hereby amended, which have not been amended by this instrument.

2.3.   The Parties accept as valid the formalization and signature of this instrument by electronic means, including all signature pages and any annexes, and also declare that it represents the entirety of the terms agreed between them, replacing any other previous formalized agreements with any other means, verbal or written, physical or digital, pursuant to the terms of art. 107, 219 and 220 of the Civil Code.

2.3.1.    Pursuant to art. 10, Paragraph 2, of Provisional Measure No. 2.200-2, the Parties expressly agree to use and recognize as valid any form of proof of consent to the terms of this agreement in electronic format, even if not using a digital certificate issued in the ICP-Brasil standard, including digital signatures in CERTSIGN signing platforms or any other similar platforms in the market. The formalization of this instrument as previously agreed upon shall be sufficient for the legal validity and full binding of the Parties to its entire content.

This document was electronically signed by Raphael Benirschke Terra, Rodrigo Mota Guimaraes and Gabriel Varanda Ramos dos Santos.

To verify the signatures, go to https://brdistribuidora.portaldeassinaturas.com.br:443 and use the code DC2B-B51F-8DCF-73CF.

Rio de Janeiro, January 18, 2022.

PETROBRAS DISTRIBUIDORA S.A.

Name:

Position:

GOL LINHAS AÉREAS

Name:

Position: